Exhibit 10.14
THE MEN’S WEARHOUSE, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
Amendment and Restatement
Effective December 31, 2006

THE MEN’S WEARHOUSE, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
     THIS AGREEMENT adopted by The Men’s Wearhouse, Inc., (the “Sponsor”);
W I T N E S S E T H:
     WHEREAS, the Sponsor, previously established The Men’s Wearhouse, Inc. Employee Stock Plan (the “Plan”);
     WHEREAS, the Plan is intended to meet the requirements for qualification as a stock bonus plan under Section 401(a) of the Code and to comply with applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”);
     WHEREAS, the Plan is an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code and is designed to invest primarily in qualifying employer securities;
     WHEREAS, the primary purpose of the Plan is to benefit Members and their beneficiaries by providing a vehicle for building equity ownership of the Sponsor by its employees and the employees of related employers;
     WHEREAS, the Plan is also designed to facilitate the achievement of financial objectives of the Sponsor and related employers, including general financing requirements, capital growth, and transfer of ownership of employer securities; and
     WHEREAS, the Sponsor has determined to amend the Plan and to change the name of the Plan to “The Men’s Wearehouse, Inc. Employee Stock Ownership Plan”;
     NOW, THEREFORE, effective as of December 31, 2006, except to the extent that a different effective date is required by law or specified herein, the Plan is hereby amended and restated in its entirety, as set forth below:

TABLE OF CONTENTS

Section
ARTICLE I — DEFINITIONS

Account	1.01
Acquisition Loan	1.02
Active Service	1.03
Affiliated Employer	1.04
Annual Compensation	1.05
Annuity Starting Date	1.06
Applicable Distribution Period	1.07
Beneficiary or Beneficiaries	1.08
Board	1.09
Code	1.10
Committee	1.11
Computation Period	1.12
Considered Compensation	1.13
Debt Reduction Contribution	1.14
Direct Rollover	1.15
Disability	1.16
Distributee	1.17
Distribution Calendar Year	1.18
Diversification Election Period	1.19
Effective Date	1.20
Eligible Retirement Plan	1.21
Eligible Rollover Distribution	1.22
Employee	1.23
Employer	1.24
Employer Contribution	1.25
Employer Securities	1.26
ERISA	1.27
Final Section 401(a)(9) Regulations	1.28
Financed Shares	1.29
Five Percent Owner	1.30
Hour of Employment	1.31
Leased Employee	1.32
Loan Suspense Account	1.33
Member	1.34
Nonforfeitable Interest	1.35
Period of Service	1.36
Period of Severance	1.37
Plan	1.38
Plan Year	1.39
Publicly Traded	1.40
Qualified Domestic Relations Order	1.41
-i-

Qualified Member	1.42
Registration Type Securities	1.43
Regulation	1.44
Required Beginning Date	1.45
Retirement Age	1.46
Section 401(a)(9) Beneficiary	1.47
Separation From Service	1.48
Service	1.49
Sponsor	1.50
Spouse	1.51
Trading Limitation	1.52
Trust	1.53
Trustee	1.54
Trust Fund	1.55
Valuation Date	1.56
Year of Active Service	1.57

ARTICLE II — ELIGIBILITY RULES

Eligibility Requirements	2.01
Eligibility Upon Reemployment	2.02
Frozen Participation	2.03

ARTICLE III — CONTRIBUTIONS

Employer Contributions	3.01
Restoration Contributions	3.02
Form of Employer Contributions	3.03
Return of Contributions for Mistake, Disqualification or Disallowance of Deduction	3.04
Rollover Contributions	3.05

ARTICLE IV — ALLOCATIONS AND VALUATIONS

Allocation of Employer Contributions	4.01
Allocation of Forfeitures	4.02
Financed Shares Placed in Loan Suspense Account	4.03
Application of Debt Reduction Contribution	4.04
Allocation of Dividends on Employer Securities	4.05
Allocation of Financed Shares Among Members’ Accounts	4.06
Allocation of Financed Shares in Nonmonetary Units	4.07
Tender or Exchange Offers	4.08
Stock Splits	4.09
Valuation of Trust Fund	4.10
Interim Valuation of Trust Fund	4.11
Rights of Members or Former Members in Trust Fund	4.12
-ii-

ARTICLE V — VESTING

ARTICLE VI — BENEFITS

Valuation of Accounts for Distributions	6.01
Retirement Benefit	6.02
Disability Benefit	6.03
Severance Benefit	6.04
Death Benefit	6.05
Distribution Methods Available	6.06
Election of Distribution Method	6.07
Default Distribution Method	6.08
Immediate Payment of Small Amount Upon Separation From Service	6.09
Forms of Payment Available	6.10
Direct Rollover Option	6.11
Time of Distribution	6.12
Required Distributions	6.13
Consent to Distribution Upon Separation From Service	6.14
Information Provided to Members	6.15
Designation of Beneficiary	6.16
Distribution to Minor or Incapacitated Person	6.17
Distribution Pursuant to Qualified Domestic Relations Order	6.18
Distribution Prior to Separation From Service	6.19
Claims Procedure	6.20

ARTICLE VII — VESTING SERVICE AND ELIGIBILITY SERVICE

When Active Service Begins	7.01
Eligibility and Vesting Computation Periods	7.02
When An Employee Severs Service	7.03
Periods of Severance	7.04
Employment Records Conclusive	7.05
Service Credit Required under Federal Law	7.06

ARTICLE VIII — FORFEITURES

Forfeiture by Lost Former Members or Beneficiaries	8.01
Forfeiture on Termination of Participation	8.02
Allocation of Forfeitures	8.03
Restoration of Forfeited Amounts	8.04
Forfeiture of Financed Shares	8.05

ARTICLE IX — ADMINISTRATION OF THE PLAN

Appointment, Term of Service & Removal	9.01
Powers	9.02
Organization	9.03
Quorum and Majority Action	9.04
-iii-

Signatures	9.05
Disqualification of Committee Member	9.06
Disclosure of Records	9.07
Standard of Performance	9.08
Liability of Committee and Liability Insurance	9.09
Exemption from Bond	9.10
Compensation	9.11
Persons Serving in Dual Fiduciary Roles	9.12
Administrator	9.13
Standard of Judicial Review of Committee Actions	9.14
Indemnification of Committee by the Sponsor	9.15

ARTICLE X — VOTING OF EMPLOYER SECURITIES AND TENDER OFFERS

Voting of Employer Securities	10.01
Tender Offers	10.02
Shares Credited	10.03
Conversion	10.04
Named Fiduciary	10.05

ARTICLE XI — TRUST FUND AND CONTRIBUTIONS

Funding of Plan	11.01
Incorporation of Trust	11.02
Authority of Trustee	11.03
Investments in Employer Securities	11.04
Acquisition Loans	11.05

ARTICLE XII — DIVERSIFICATION ELECTION

ARTICLE XIII — ADOPTION OF PLAN BY OTHER EMPLOYERS

Adoption Procedure	13.01
No Joint Venture Implied	13.02
All Trust Assets Available to Pay All Benefits	13.03
Qualification a Condition Precedent to Adoption and Continued Participation	13.04

ARTICLE XIV — AMENDMENT AND TERMINATION

Right to Amend and Limitations Thereon	14.01
Amendment Applicable Only to Members Still Employed Unless Amendment Specifically Provides Otherwise	14.02
Mandatory Amendments	14.03
Withdrawal of Employer	14.04
Termination of the Plan	14.05
Partial or Complete Termination or Complete Discontinuance	14.06
-iv-

ARTICLE XV — MISCELLANEOUS

Plan Not An Employment Contract	15.01
Benefits Provided Solely From Trust	15.02
Assignments Prohibited	15.03
Requirements Upon Merger or Consolidation of Plans	15.04
Gender of Words Used	15.05
Right of First Refusal and Put Option Right if Stock is Not Publicly Traded or is Subject to a Trading Limitation	15.06
Severability	15.07
Reemployed Veterans	15.08
Limitations on Legal Actions	15.09
Governing Law	15.10
Prohibition of Qualified Gratuitous Transfers	15.11

APPENDIX A — LIMITATIONS ON CONTRIBUTIONS

APPENDIX B — TOP-HEAVY REQUIREMENTS
-v-

ARTICLE I
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
     1.01 "Account” means all ledger accounts pertaining to a Member, former Member or Beneficiary which are maintained by the Trustee to reflect the Member’s interest in the Trust Fund. The Trustee shall establish the following Accounts and any additional Accounts that the Trustee considers necessary to reflect the entire interest of the Member, former Member, or Beneficiary in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Trustee shall reflect the Contributions to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions to the Account.
          (a) ESOP Account - All investments in shares of Employer Securities.
          (b) Employer Contribution Account — Cash and all investments in assets other than Employer Securities.
     1.02 "Acquisition Loan” means a loan (or other extension of credit) obtained by the Trustee to finance the acquisition of Employer Securities for the Trust Fund which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA).
     1.03 "Active Service” means the Periods of Service which are counted for either eligibility or vesting purposes as calculated under Article VII.
     1.04 "Affiliated Employer” means an employer which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code) or which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Sponsor. For purposes of the limitation on allocations contained in Appendix A, the definition of Affiliated Employer is modified by substituting the phrase “more than 50 percent” in place of the phrase “at least 80 percent” each place the latter phrase appears in section 1563(a)(1) of the Code.
     1.05 "Annual Compensation” for a Plan Year or Limitation Year means the Employee’s wages paid during the Plan Year or Limitation Year by the Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan maintained by an Affiliated Employer that are excludable from the Employee’s gross income pursuant to section 125 of the Code, elective contributions under a qualified transportation fringe benefit plan maintained by an Affiliated

Employer that are excludable from the Employee’s gross income pursuant to section 132(f)(4) of the Code and elective contributions made on behalf of the Employee to any plan maintained by an Affiliated Employer that is qualified under or governed by section 401(k), 408(k), 408(p), 457(b) or 403(b) of the Code, in each case, that would have been paid during the Plan Year or Limitation Year (as applicable) but for the Employee’s election. “Annual Compensation” shall not include amounts paid after an Employee’s Separation From Service unless the amounts (i) are paid (or would have been paid but for the Employee’s election under Section 401(k), 403(b) 457(b), 408(k), 408(p), 132(f) or 125 of the Code) within two and one half (2 1/2) months following the Employee’s Separation From Service, (ii) would, absent the Employee’s Separation From Service, have been paid to the Employee while the Employee continued in employment with an Affiliated Employer, and (iii) are regular compensation for services during the Employee’s regular working hours, compensation for services outside regular working hours (such as overtime and shift differential), commissions, bonuses, or similar compensation; and payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if his employment had continued. Except for purposes of Section A.3.1 of Appendix A of the Plan, Annual Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) will be disregarded. The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins within such calendar year. If the Plan Year is ever less than twelve (12) months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12).
     1.06 "Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit payable in the form of a lump sum, the date on which the Trustee disburses the lump sum.
     1.07 “Applicable Distribution Period” means as follows:
     (a) Distributions During the Member’s or former Member’s Life. For Distribution Calendar Years commencing on or after January 1, 2003, up to and including the Distribution Calendar Year that includes the Member’s or former Member’s death, the “Applicable Distribution Period” is the Member’s or former Member’s life expectancy determined using the Uniform Lifetime Table in Regulation section 1.401(a)(9)-9 for his age as of his birthday in the relevant Distribution Calendar Year. However, if the Member’s or former Member’s sole Section 401(a)(9) Beneficiary for the entire Distribution Calendar Year is his Spouse, for distributions during his lifetime, his “Applicable Distribution Period” shall not be less than the joint life expectancy of him and his Spouse using his and his Spouse’s attained ages as of his and his Spouse’s birthdays in the Distribution Calendar Year.
     (b) Distributions after the Member’s or former Member’s Death. Effective for Distribution Calendar Years commencing on or after January, 1, 2003, if a Member or former Member dies on or after his Required Beginning Date, the “Applicable Distribution Period” for Distribution Calendar Years after the Distribution Calendar Year containing the Member’s or former Member’s date of death is the longer of the remaining life expectancy of his Section 401(a)(9) Beneficiary (if any) determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the Section 401(a)(9) Beneficiary in the year following the year of the former Member’s death, reduced by one for each subsequent year) or the remaining life expectancy of the former Member determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the former Member in the year of death, reduced by one or each subsequent year). However, if the former Member’s surviving Spouse is the former Member’s sole Section 401(a)(9) Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the former Member’s death using the surviving Spouse’s age as the surviving Spouse’s birthday in that year; and for distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the surviving Spouse’s birthday in the calendar year of the surviving Spouse’s death, reduced by one for each subsequent calendar year.
     1.08 "Beneficiary” or “Beneficiaries” means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member’s or former Member’s estate, designated by the Member or former Member to receive the benefits payable under the Plan upon his death.
     1.09 "Board” means the board of directors of the Sponsor.
     1.10 "Code” means the Internal Revenue Code of 1986, as amended from time to time.
     1.11 "Committee” means the committee appointed by the Sponsor to administer the Plan.
     1.12 "Computation Period” means a period of 12 consecutive months used to determine an Employee’s eligibility or vesting.
     1.13 "Considered Compensation” means the Employee’s Annual Compensation; however, Considered Compensation in excess of $50,000.00 will be disregarded.
     1.14 "Debt Reduction Contribution” means that portion of the Employer Contribution necessary to make timely payments of all amounts due under any Acquisition Loan for the Plan Year plus any additional amount designated by the Board to be used to reduce Acqusition Loans.
     1.15 "Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     1.16 "Disability” means a disability which results in a determination that the Member is disabled under title II or XVI of the Social Security Act.
     1.17 "Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s

Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.
     1.18 "Distribution Calendar Year” means a calendar year for which a minimum distribution is required to be made to a Member or former Member under section 401(a)(9) of the Code and Department of Treasury Regulations thereunder. If a Member’s or former Member’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70 1/2, his first Distribution Calendar Year is the calendar year in which he attains age 70 1/2. If a Member’s or former Member’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he incurs a Separation From Service, his first Distribution Calendar Year is the calendar year in which he incurs a Separation From Service/
     1.19 "Diversification Election Period” means the six Plan Year period beginning with the later of (a) the first Plan Year in which the Employee or former Employee first became a Qualified Member or (b) the Effective Date.
     1.20 "Effective Date” means January 1, 2006.
     1.21 "Eligible Retirement Plan” means (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in section 403(a) of the Code, (d) a qualified plan described in section 401(a) of the Code that is a defined contribution plan that accepts the Distributee’s Eligible Rollover Distribution, (e) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code but only if the plan agrees to separately account for amounts rolled into such plan, or (f) an annuity contract described in section 403(b) of the Code.
     1.22 "Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless, the Eligible Retirement Plan to which the distribution is transferred (1) is a qualified trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code and is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is not includable in gross income or (2) is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract); and, (d) a distribution from any of the Participant’s or former Participant’s Accounts due to a financial hardship of the Participant or former Participant.

     1.23 "Employee” means every person who is (a) a common law employee of an Affiliated Employer or (b) a Leased Employee.
     1.24 "Employer” means the Sponsor and any other Affiliated Employer which has adopted this Plan.
     1.25 "Employer Contribution” means the amount contributed by the Employer under Article III.
     1.26 “Employer Securities” means common stock issued by the Sponsor or by an Affiliated Employer that is Publicly Traded, or if there is no such stock, then the term “Employer Securities” means common stock issued by the Sponsor or by an Affiliated Employer that has a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of such corporation having the greatest voting power and (b) that class of common stock of such corporation having the greatest dividend rights.
     1.27 "ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     1.28 "Final Section 401(a)(9) Regulations” means the final Department of Treasury Regulations issued under section 401(a)(9) of the Code which were published in the Federal Register on April 17, 2002.
     1.29 "Financed Shares” means shares of Employer Securities acquired by the Trust Fund with the proceeds of an Acquisition Loan.
     1.30 "Five Percent Owner” means an Employee who is a five percent owner as defined in section 416(i) of the Code.
     1.31 "Hour of Employment” means each hour (a) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for the performance of duties; (b) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence; or (c) that an Employee is paid or entitled to payment of back pay, irrespective of mitigation of damages, which is awarded or agreed to by the Employer or Affiliated Employer. The same Hours of Employment shall not be credited both under clauses (a) or (b) and (c). For purposes of clauses (b) and (c) no more than 501 Hours of Employment shall be credited to an Employee due to any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). Hours of Employment shall not be credited if they are paid for under a plan maintained solely to comply with workmen’s compensation, unemployment compensation or disability insurance laws. Hours of Employment shall not be credited if they are paid for solely to reimburse an Employee for medical or medically related expenses incurred by him. The number of Hours of Employment credited as Active Service shall be the number of actual Hours of Employment performed by the Employee, based upon the records of the Employer. If the Employer’s records are inadequate and the Employee would be required to be credited with an Hour of Employment for a payroll period under the foregoing provisions of this Section, the Employee will be credited with 10 Hours of Employment if he is customarily paid on a daily basis, 45 Hours of Employment if he is customarily paid on a weekly basis, 90 Hours of Employment if he is customarily paid on a bi-weekly basis, 95 Hours of Employment if he is customarily paid on a semi-monthly basis, and 190 Hours of Employment if he is customarily paid on a monthly basis. If an Employee receives compensation for which no duties were performed that was not based upon units of time, the Hours of Employment to be credited will be calculated under the method set forth in Department of Labor Regulations Section 2530.200b-2(b)(2).
     1.32 "Leased Employee” means any person who (a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.
     1.33 "Loan Suspense Account” means the ledger account maintained by the Committee with respect to Financed Shares that have not been allocated to Member’s Accounts.
     1.34 "Member” means a person employed by the Employer during the Plan Year and eligible to participate in the Plan.
     1.35 "Nonforfeitable Interest” means a Member’s nonforfeitable interest in amounts credited to his Account determined in accordance with Article V.
     1.36 "Period of Service” means a period of employment with an Employer or Affiliated Employer, which commences on the day on which an Employee performs his initial Hour of Employment or performs his initial Hour of Employment upon returning to the employ of the Employer or an Affiliated Employer, whichever is applicable, and ends on the date the Employee severs Service.
     1.37 "Period of Severance” means the period of time commencing on the date an Employee severs Service and ending on the date the Employee again performs an Hour of Employment.
     1.38 "Plan” means this Plan, including all subsequent amendments.
     1.39 "Plan Year” means the 12-month period that commences on January 1 and ends on December 31. The Plan Year shall be the fiscal year of the Plan.
     1.40 "Publicly Traded” means a security that is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

     1.41 "Qualified Domestic Relations Order” means a qualified domestic relations order as defined in section 414(p) of the Code.
     1.42 "Qualified Member” means an Employee or former Employee who has completed at least ten (10) years of participation under the Plan and has attained age 55.
     1.43 "Registration Type Securities” means a class of securities of the Employer or an Affiliated Employer that is required to be registered under section 12 of the Securities Exchange Act of 1934 or that would be required to be so registered except for the exemption from registration provided in section 12(g)(2)(H) of the Securities Exchange Act of 1934.
     1.44 "Regulation” means the Department of Treasury regulation specified, as it may be changed from time to time.
     1.45 "Required Beginning Date” means:
          (a) in the case of an individual who is not a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the individual attains age 70 1/2, or (ii) the calendar year in which the individual has a Separation From Service; and
          (b) in the case of an individual who is a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70 1/2.
     1.46 "Retirement Age” means age 65.
     1.47 “Section 401(a)(9) Beneficiary” means an individual who is a Member’s or former Member’s Beneficiary on the date of the Member’s or former Member’s death and (unless the Beneficiary dies after the date of the Member’s or former Member’s death and before September 30 of the following calendar year without disclaiming benefits under the Plan) who remains a Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s or former Member’s death. If the Member’s or former Member’s Beneficiary is a trust, an individual beneficiary of the trust may be a Section 401(a)(9) Beneficiary of the Member or former Member if the requirements of Regulation Section 1.401(a)(9)-4 are satisfied.
     1.48 "Separation From Service” means an individual’s termination of employment with the Sponsor and all Affiliated Employers without commencing or continuing employment with the Sponsor or any other Affiliated Employer.
     1.49 "Service” means the period or periods that a person is paid or is entitled to payment for performance of duties with the Employer or an Affiliated Employer.
     1.50 "Sponsor” means The Men’s Wearhouse, Inc.

     1.51 “Spouse” means the person to whom the Member or former Member is married under applicable local law. In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Member or former Member will be treated as the Spouse of the Member or former Member, and to the same extent any current spouse of the Member or former Member will not be treated as a Spouse of the Member or former Member. For purposes of Section 5.06, a former Spouse to whom all or a portion of a Member’s or former Member’s Plan benefit is payable under a Qualified Domestic Order shall, to that extent, be treated as a Spouse or surviving Spouse regardless of whether the Qualified Domestic Relations Order specifically provides that the former Spouse is to be treated as the Spouse for purposes of Sections 401(a)(11) and 417 of the Code.
     1.52 "Trading Limitation” means a restriction on a security under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited under the terms of the Plan, affecting the security which would make the security not as freely tradeable as one not subject to the restriction.
     1.53 "Trust” means the trust created to fund the Plan.
     1.54 "Trustee” means the entity with trust powers that is appointed by the Sponsor and has accepted the duties of Trustee and any and all successor or successors appointed by the Sponsor or successor Sponsor.
     1.55 "Trust Fund” means all of the trust estates established under the terms of the Plan to fund the Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts, collectively.
     1.56 "Valuation Date” means the day or days each Plan Year selected by the Committee on which the Trust Fund is to be valued which cannot be less frequent than annual. One or more Accounts may have different Valuation Dates from other Accounts. The Valuation Date must be announced to all Members and shall remain the same until changed by the Committee and announced to the Members. Until changed by the Committee, the Valuation Date shall be the last day of each Plan Year.
     1.57 "Year of Active Service” shall have the meaning set forth in Section 7.01.

ARTICLE II
ELIGIBILITY RULES
     2.01 Eligibility Requirements. Each Employee shall become a Member effective as of the first day of the Plan Year containing the later of (a) the effective date of the adoption of this Plan by his Employer, or (b) the date on which the Employee completes one Year of Active Service. However, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees’ representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees’ representative and the collective bargaining agreement does not require the Employer to include those Employees in this Plan. In addition, Leased Employees shall not be eligible to participate in the Plan. Any person who is employed by the Sponsor in connection with Value Priced Clothing, L.L.C. shall not be eligible to participate in the Plan unless he is transferred from the employ of the Sponsor in a capacity unrelated to Value Priced Clothing, L.L.C. to a capacity related to Value Priced Clothing, L.L.C., or he previously transferred from the employ of the Sponsor, The Men’s Wearhouse (Nevada) Inc. or TMI Texas Retail L.P. to Value Priced Clothing, Inc.
     2.02 Eligibility Upon Reemployment. If an Employee severs Service with the Employer for any reason after fulfilling the eligibility requirements, the Employee shall be eligible to begin participation in this Plan on the day he first completes an Hour of Employment upon his return to employment with an Employer. Once an Employee has become eligible to be a Member, he shall continue to be a Member until he severs Service. A former Member shall become a Member again upon his return to employment with an Employer.
     2.03 Frozen Participation. An Employee employed by an Affiliated Employer that has not adopted this Plan cannot actively participate in this Plan even though he accrues Service. Likewise, if a Member: (a) is transferred from an Employer to an Affiliated Employer which has not adopted the Plan or (b) becomes excluded under the provisions of a collective bargaining agreement or becomes a Leased Employee, his participation shall become inactive. However, his Account shall continue to share in any Investment Gains or Losses during the period of time that he is (a) employed by an Affiliated Employer that has not adopted the Plan, (b) excluded from covered employment under the provisions of a collective bargaining agreement or (c) a Leased Employee.

II-1

ARTICLE III
CONTRIBUTIONS
     3.01 Employer Contributions. The Employer shall contribute for each Plan Year an amount, if any, that is designated by the Board to be a discretionary Employer Contribution for the Plan Year. The Employer shall contribute for each Plan Year an amount of Debt Reduction Contribution as shall be necessary to make timely payment of all amounts due under any Acquisition Loan for the Plan Year plus any additional amount designated by the Board to be used to reduce Acquisition Loans.
     The amount of the Employer’s Contribution shall not exceed 25 percent of total compensation paid during the Plan Year to all Members, except as provided in this Section. The Contribution made by the Employer under this Plan, when combined with any other qualified plans, shall not exceed the maximum allowable deductions permitted under section 404 of the Code.
     The Employer Contributions for a Plan Year must be paid into the Trust Fund in one or more installments not later than the time prescribed by law for filing the Employer’s federal income tax return (including extensions) for its taxable year for which it is to take the deduction. If the Contribution is paid after the last day of the Employer’s taxable year but prior to the date it files its tax return (including extensions), it shall be treated as being received by the Trustee on the last day of the taxable year if (a) the Employer notifies the Trustee in writing that the payment is being made for that taxable year or (b) the Employer claims the Contribution as a deduction on its federal income tax return for the taxable year.
     3.02 Restoration Contributions. The Employer shall, for each Plan Year, make a restoration contribution in an amount equal to the sum of (a) such amount, if any, as shall be necessary to fully restore all ESOP Accounts and Employer Contribution Accounts required to be restored pursuant to the provisions of Section 8.02 after the application of all forfeitures available for such restoration; plus (b) an amount equal in value to the value of forfeited benefits required to be restored under Section 8.03, after the application of all forfeitures available for such restoration.
     3.03 Form of Employer Contributions. The Employer Contribution may be paid to the Trustee either in cash or in kind, including qualifying employer securities as defined in section 407 of ERISA, or any combination of these, but the payment cannot be made in any form constituting a prohibited transaction under section 4975 of the Code or section 406 of ERISA. If the Employer’s Contribution is made in Employer Securities, the Employer Securities shall be valued at its fair market value as of the date of the Contribution, as determined in good faith by the Trustee.
     3.04 Return of Contributions for Mistake, Disqualification or Disallowance of Deduction. Subject to the limitations of section 415 of the Code, the assets of the Trust shall not revert to the Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

III-1

          (a) any Contribution made because of a mistake of fact shall be repaid to the Employer within one year after the payment of the Contribution;
          (b) any Employer Contributions are conditioned upon their deductibility under section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions shall be repaid to the Employer within one year after the disallowance.
     The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken Contributions or Contributions which are disallowed are limited so that the balance in a Member’s Accounts cannot be reduced to less than the balance that would have been in the Member’s Accounts had the mistaken amount or the amount disallowed never been contributed.
     3.05 Rollover Contributions. No eligible rollover distributions described in section 402 of the Code may be rolled over into the Plan.

III-2

ARTICLE IV
ALLOCATIONS AND VALUATIONS
     4.01 Allocation of Employer Contributions. As of the end of each Plan Year, the Committee shall:
          (a) allocate the Employer Contribution, if any, which is required to restore the nonvested portion of the Employer Accounts of Members who had previously forfeited that nonvested portion on the date they terminated employment but who qualified for the restoration of that amount during the Plan Year (provided that there are not sufficient forfeitures to reinstate Accounts required to be reinstated under Section 4.4);
          (b) allocate the Employer Contribution, if any, which is required to restore the Accounts of those Members whose benefits were forfeited because of the Committee’s inability to contact the Members previously but who have filed a claim for their Accounts during the Plan Year;
          (c) allocate the Employer Contribution, if any, which is necessary to fulfill the Top-Heavy Plan requirements of Appendix B if the Plan is determined to be a Top-Heavy Plan; and
          (d) allocate the Employer Contribution, if any, under Section 3.01 which is designated by the Board to be a discretionary Employer Contribution for the Plan Year not to be used for the purposes set out in (a) through (c) above, among the Members who are eligible to participate and who satisfy the requirements described below.
     Employer Contributions for a Plan Year will be allocated only to those Members who have completed 1,000 Hours of Employment during the Plan Year and are employed by an Employer or an Affiliated Employer on the last day of the Plan Year. However, a Member who dies or severs Service due to Disability during a Plan Year, or retires during a Plan Year after reaching Retirement Age, will be entitled to receive an allocation of the Employer Contribution for that Plan Year even if he has not completed 1,000 Hours of Employment or is not employed by an Employer or an Affiliated Employer on the last day of that Plan Year. If the Employer Contribution is made in cash, it shall be allocated based upon each Member’s Considered Compensation paid by the Employer as compared to the Considered Compensation of all Members employed by the Employer and eligible for the allocation. It shall be credited to each Member’s Employer Contribution Account. If the Employer Contribution is made in Employer Securities it shall be allocated in nonmonetary units consisting of shares of Employer Securities based upon each Considered Compensation paid by the Employer as compared to the Considered Compensation of all Members employed by the Employer and eligible for the allocation. It shall be credited to each Member’s ESOP Account. Likewise, from time to time the Trustee may purchase Employer Securities with cash or other assets from the Trust. The cash or other assets sold shall be subtracted from each Member’s Employer Contributions Account and the shares of Employer Securities purchased shall be allocated in nonmonetary units to each Member’s ESOP Account.

     4.02 Allocation of Forfeitures. At the time a forfeiture occurs pursuant to Article VIII, Section A.3.2 of Appendix A or Section A.3.3 of Appendix A, the amount forfeited will first be used to reinstate any Account required to be reinstated under Article VIII, and any remaining amount will be allocated to Members at the same time and in the same way as Employer Contributions.
     4.03 Financed Shares Placed in Loan Suspense Account. The Committee shall initially place all Financed Shares in the Loan Suspense Account.
     4.04 Application of Debt Reduction Contribution. The Employer’s Debt Reduction Contribution shall be applied to make payment on any outstanding Acquisition Loans under the provisions of the instruments evidencing the Acquisition Loans and the instructions of the Committee.
     4.05 Allocation of Dividends on Employer Securities. Dividends paid with respect to Employer Securities shall be allocated among the Members and former Members with Account balances and the Loan Suspense Account in proportion to the number of shares of Employer Securities (of the class with respect to which the dividend is paid) allocated to the Loan Suspense Account and to each Member’s or former Member’s ESOP and Employer Contribution Accounts as of the record date for the dividend. Dividends with respect to Employer Securities held in the Loan Suspense Account, to the extent not used to make payment on an Acquisition Loan, shall immediately be reallocated to Members and former Members in proportion to the number of shares of Employer Securities in each Member’s or former Member’s ESOP and Employee Contribution Accounts as of the record date for the dividend. As determined by the Committee from time to time, dividends paid with respect to Employer Securities may be (a) paid in cash to the Members and former Members or their Beneficiaries, (b) paid to the Trust Fund and distributed in cash to the Members and former Members or their Beneficiaries not later than 90 days after the close of the Plan Year in which paid, (c) used to make payment on an Acquisition Loan under the provisions of the instruments evidencing such Acquisition Loan, (d) credited to the ESOP and Employer Contribution Accounts of Members and former Members, or (e) paid or credited in any combination of the applications described in clauses (a) through (d) of this sentence. Clause (c) shall apply only with respect to dividends on Financed Shares, and shall apply with respect to Financed Shares which are allocated to any Member’s or former Member’s ESOP Account only if and to the extent that shares of Company Stock with a fair market value not less than the amount of the dividends are allocated to the Member’s or former Member’s ESOP Account for the Allocation Period with respect to which the dividends would have been allocated to the Member’s or former Member’s Account but for the application of clause (c).
     4.06 Allocation of Financed Shares Among Members’ Accounts. As of the end of each Plan Year the Committee shall withdraw from the Loan Suspense Account the number of Financed Shares which is equal to the number of shares held in the Loan Suspense Account immediately before that withdrawal multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year then ending on all Acquisition Loans, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years on all Acquisition Loans. The number of future years under any Acquisition

Loan shall be determined without taking into account any possible extensions or renewal periods. However, if any Acquisition Loan is repaid with the proceeds of a subsequent Acquisition Loan, the numerator of the fraction shall not include principal and interest payments on the original Acquisition Loan to the extent made with the proceeds of the subsequent Acquisition Loan. If the interest rate under any Acquisition Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the Allocation Date. The Committee will normally allocate the Financed Shares among the ESOP Accounts of the Members in the proportion that the Considered Compensation of each Member for the Plan Year bears to the Considered Compensation of all Members for the Plan Year. However, should there be no Employer Contribution or an insufficient Employer Contribution to fulfill the Top-Heavy requirements, if any, for a Plan Year, all shares withdrawn from the Loan Suspense Account for the Plan Year shall first be allocated to fulfill that requirement; then the remaining withdrawn shares, if any, shall be allocated under the normal allocation process.
     4.07 Allocation of Financed Shares in Nonmonetary Units. All allocations of Financed Shares which are withdrawn from the Loan Suspense Account shall be made in nonmonetary units consisting of shares of Employer Securities. If any allocation includes assets other than Employer Securities, the allocation to each Member’s Accounts shall include the same proportion of Employer Securities and value attributable to the other assets. Employer Securities shall be valued at fair market value, determined as of the end of the Plan Year as of which the allocation is being made.
     4.08 Tender or Exchange Offers. Notwithstanding any other provision of the Plan, if (a) Financed Shares held in the Loan Suspense Account are tendered by the Trustee pursuant to a tender or exchange offer or are otherwise sold or exchanged pursuant to, in connection with, or as a result of a Change of Control as defined below (including but not limited to a sale or exchange upon a merger or other business combination), (b) cash or other property is received by the Trustee in exchange for the Financed Shares, and (c) a Change of Control occurs or has occurred in connection with the tender or exchange offer or the transaction occasioning another sale or exchange, then the cash consideration received by the Trustee in exchange for the Financed Shares shall be immediately applied to the payment of the Acquisition Loans to the full extent necessary to pay in full all outstanding principal and interest under those Acquisition Loans, without regard to the maturity or other due dates of the principal and interest. If the consideration received by the Trustee is not sufficient to pay all principal and interest, the entire amount shall be immediately applied to payment of principal and interest. If and to the extent that the consideration received by the Trustee is property other than cash, that property shall, to the extent it may be sold without unreasonable cost, be sold for cash to the extent necessary to fulfill the requirements above. The cash sales proceeds shall be considered as cash received in exchange for the Financed Shares and shall be applied as outlined above. The consideration received in excess of the amounts paid on Acquisition Loans shall be immediately allocated among the ESOP Accounts of Members in the proportion that the number of Financed Shares in each Member’s ESOP Account bears to the total number of Financed Shares in all Members’ ESOP Accounts. For purposes of this Section 4.08 the term “Change of Control” means the occurrence of either of the following events: (a) a third person, including a group as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1943, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Sponsor; or (b) as a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions, the persons who were directors of the Sponsor before the transaction or transactions no longer constitute a majority of either the Board of Directors or the board of directors of any successor to the Sponsor.
     4.09 Stock Splits. If the shares of Employer Securities are subdivided, the additional shares acquired by the Trustee upon the subdivision will be allocated among the Members, former Members and Beneficiaries with Account balances in proportion to the number of shares of Employer Securities (of the class with respect to which the subdivision is made) allocated to their ESOP Accounts as of the record date for the subdivision.
     4.10 Valuation of Trust Fund. The Trustee shall value the Trust Fund on its Valuation Date at its then fair market value, but without regard to any Contributions made to the Plan after the preceding Valuation Date, shall determine the amount of income earned or losses suffered by the Trust Fund and shall determine the appreciation or depreciation of the Trust Fund since the preceding Valuation Date. The Trustee shall separate the Trust Fund into the various investment funds or accounts in which it is held, if more than one, and shall then allocate as of the Valuation Date the income earned and losses suffered and the appreciation or depreciation in the assets of the Trust Fund for the period since the last preceding Valuation Date. The allocation shall be among the Members and former Members who have undistributed Account balances based upon their Account balances in each of the various investment funds or accounts, if more than one, as of the last Valuation Date reduced, as appropriate, by amounts used from the investment fund or account or Trust to make a withdrawal or distribution or any other transaction which is properly chargeable to the Member’s or former Member’s Account during the period since the last Valuation Date. The Committee, by resolution, may elect in lieu of the allocation method described above to use a unit allocation method, a separate account method or any other equitable method if it announces the method of allocation to the Members prior to the beginning of the period during which it is first used.
     4.11 Interim Valuation of Trust Fund. If at any time in the interval between Valuation Dates, one or more withdrawals or one or more distributions are to be made and the Committee determines that an interim allocation is necessary to prevent discrimination against those Members and former Members who are not receiving funds, the Trustee is to perform a valuation of a portion or all of the Trust Fund as of a date selected by the Committee which is administratively practical and near the date of withdrawals or distributions in the same manner as it would if it were a scheduled Valuation Date. That date may be before or after any particular distribution or withdrawal. The Committee shall then allocate as of that date any income or loss and any appreciation or depreciation to the various Accounts of each of the Members or former Members in the same manner as it would if it were a scheduled Valuation Date. Then without regard to the language in Section 6.1, all distributions made after that date and prior to the next Valuation Date, even though the event causing it occurred earlier, shall be based upon the Accounts as adjusted by the interim valuation.

     4.12 Rights of Members or Former Members in Trust Fund. No allocation, adjustment, credit or transfer shall ever vest in any Member or former Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions specified in this Plan. The Trust Fund shall, as to all Accounts, be a commingled fund.

ARTICLE V
VESTING
     A Member or former Member has a fully Nonforfeitable Interest in his entire Account balance when he (a) incurs a Disability on or prior to the date of his Separation From Service, (b) attains his Normal Retirement Age on or prior to the date of his Separation From Service, or (c) incurs a Separation From Service due to death. A Member or former Member shall have a Nonforfeitable Interest in the following percentage of amounts credited to his ESOP Account and Employer Contribution Account:

Years of Active Service Completed by the	Nonforfeitable
Member or Former Member	Interest Percentage

Less than three	0
Three but less than four	20
Four but less than five	40
Five but less than six	60
Six but less than seven	80
Seven or more	100
     Subject to the possible application of Section B.2.3 of Appendix B or Section 12.05, except as specified above, a Member or former Member has no vested interest in his Account balance and shall not be entitled to any benefits under the Plan upon or following his Separation From Service.

V-1

ARTICLE VI
BENEFITS
     6.01 Valuation of Accounts for Distributions. For the purpose of making a distribution, a Member’s Employer Contribution Account shall be his Employer Contribution Account as valued as of the Valuation Date that is coincident with or next preceding the event which caused the distribution, adjusted only for Contributions, dividends on Employer Securities, purchases of Employer Securities as described in Section 4.01, and distributions, if any, made between the Valuation Date and that event. For the purpose of making a distribution, a person’s ESOP Account shall be his ESOP Account as of the date of distribution unless he is to receive cash instead of shares. In that event it shall be the net cash proceeds of the sale of the Employer Securities when the Trustee sells it in order to make the distribution.
     6.02 Retirement Benefit. An Employee who has a Separation From Service on or after he attains his Retirement Age is entitled to receive 100 percent of amounts credited to all of his Accounts.
     6.03 Disability Benefit. Upon an Employee’s Separation From Service due to a Disability, he is entitled to receive 100 percent of all of his Accounts.
     6.04 Severance Benefit. Upon an Employee’s Separation From Service for any reason other than death, Separation From Service after attaining Retirement Age or due to Disability, he is entitled to receive his Nonforfeitable Interest in amounts credited to his ESOP Account and Employer Contribution Account.
     6.05 Death Benefit. If a Member or former Member dies, the death benefit payable to his Beneficiary shall be 100 percent of the remaining amount in all of his Accounts as of the day he dies.
     6.06 Distribution Methods Available. Subject to Section 6.09, the distribution methods available under the Plan are (a) a lump sum payment or (b) periodic installment payments.
     If a Member or former Member elects periodic installment payments, his Account balances shall be paid in substantially equal semi-annual or annual periodic installments (as elected by him) for a specified number of years which may not exceed his life expectancy or the joint and last survivor life expectancy of him and his Beneficiary. Life expectancies will be determined, under Regulations issued under section 79 of the Code, as of the time payments commence. Upon the death of a Member or former Member prior to the complete distribution of his Account balances, his Beneficiary may elect to receive the Beneficiary’s interest in the Accounts in (a) an immediate lump sum payment or (b) installment payments for any period not in excess of the period (if any) selected by the Member or former Member.
     6.07 Election of Distribution Method. Each Member or former Member shall have the right to elect the method of distribution applicable to him. An election of an option available under this Article shall be made within the 90-day period that ends on the Member’s or former Member’s Annuity Starting Date, and may be rescinded or changed by a Member or former Member at any time prior to the distribution. An election, change, or rescission of an option must be made by executing and properly filing the form or forms approved by the Committee. Proof of age and other information may be required by the Committee.
     6.08 Default Distribution Method. If a Member or former Member who is not subject to Section 6.09 does not elect a different distribution method, subject to Section 6.13, his Account balances will be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (a) five years, or (b) in the case of a Member or former Member whose Account balances are in excess of $800,000.00, five years plus one additional year (but not more than five additional years) for each $160,000.00 or fraction thereof by which his Account balances exceed $800,000.00. The dollar amounts listed in the preceding sentence will be adjusted by the Secretary of Treasury from time to time.
     6.09 Immediate Payment of Small Amount Upon Separation From Service. This Section 6.09 applies notwithstanding any other provision of the Plan other than Section 6.11. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $5,000.00 but greater than $1,000.00, shall be paid as soon as administratively practicable in the form of an immediate single sum payment in shares of Employer Securities with respect to amounts invested in Employer Securities or in cash and/or as a Direct Rollover, as elected by him under Section 6.11, or in an Automatic Rollover. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $1,000.00 but greater than $200.00, shall be paid as soon as administratively practicable in the form of an immediate single sum payment in shares of Employer Securities with respect to amounts invested in Employer Securities or in cash and/or as a Direct Rollover, as elected by him under Section 6.11. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $200.00, shall be paid as soon as administratively practicable in the form of an immediate single sum cash payment. If a Member’s or former Member’s Nonforfeitable Interest in his Account balance payable upon his Separation From Service is zero (because he has no Nonforfeitable Interest in his Account balance), he will be deemed to have received an immediate distribution of his entire Nonforfeitable Interest in his Account balance.
     If a Member or former Member who is subject to this Section 6.09 and whose Plan benefit is less than or equal to $5,000.00 but greater than $1,000.00 does not furnish instructions in accordance with Plan procedures to receive an immediate single sum payment in shares of Employer Securities or in cash and/or as a Direct Rollover within 45 days after he has been given distribution election forms, his entire Plan benefit will be paid in an Automatic Rollover. If a Member or former Member who is subject to this Section 6.09 and whose Plan benefit is less than or equal to $1,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given distribution election forms, he will be deemed to have elected to receive an immediate single sum cash payment of his entire Plan benefit. The term “Automatic Rollover” shall mean a distribution in cash made by the Plan in a direct rollover to an individual retirement plan designated by the Sponsor for the Member or former Member.
     6.10 Forms of Payment Available. A distribution from the Plan shall be made in the form of cash or, if the amounts invested in Employer Securities exceed $200.00, in shares of Employer Securities as elected by the Member, former Member or his Beneficiary. No fractional shares of Employer Securities will be distributed from the Plan.
     6.11 Direct Rollover Option. To the extent required under Regulations, a Distributee has the right to direct that any portion of his Eligible Rollover Distribution will be directly paid to an Eligible Retirement Plan specified by him that will accept the Eligible Rollover Distribution.
     6.12 Time of Distribution. Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:
          (a) If a Member or former Member has a Separation From Service after his attainment of Retirement Age or due to Disability or death and he or his Beneficiary elects to receive a distribution from the Plan, the distribution of his Account balances will commence not later than one year after the close of the Plan Year in which the Separation From Service occurs. If a Member or former Member has a Separation From Service not described in the preceding sentence and he elects to receive a distribution from the Plan, the distribution of his Account balances will commence not later than one year after the close of the Plan Year which is the fifth Plan Year following the Plan Year in which the Separation From Service occurs (provided that he is not reemployed by the Employer before the distribution is required to begin).
          (b) Compliance with Section 401(a)(9). All distributions under the Plan will comply with the requirements of Section 6.13.
          (c) Compliance with Section 401(a)(14). Unless the Member or former Member otherwise elects, the payment of benefits under the Plan to the Member or former Member will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Member or former Member attains the later of age 62 or Retirement Age, (b) the tenth anniversary of the year in which the Member or former Member commenced participation in the Plan, or (c) the Member’s or former Member’s Separation From Service. Notwithstanding the foregoing, a Member or former Member must file with the Committee a claim for benefits under the Plan before payment of benefits to him (other than pursuant to Section 6.09 or Section 6.13(a)) will commence.
     6.13 Required Distributions.
     Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:

     (a) Required Distributions for Certain Persons Who are 70 1/2 or Older. Unless a Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit is distributed to him in a single sum no later than his Required Beginning Date or in the form of an annuity purchased from an insurance company, the Member’s or former Member’s Nonforfeitable Interest in his Plan benefit must begin to be distributed, not later than his Required Beginning Date, over the life of the Member or former Member, or the joint lives of the Member or former Member and his Section 401(a)(9) Beneficiary, or over a period not extending beyond the life expectancy of the Member or former Member or the joint and last survivor expectancy of the Member or former Member and his Section 401(a)(9) Beneficiary. The distribution required to be made on or before the Member’s or former Member’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s or former Member’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year. In the case of a benefit payable in a form other than a single sum or an annuity purchased from an insurance company, the amount that must be distributed for a Distribution Calendar Year is an amount equal to that specified in Paragraph (b) of this Section 6.13.
     (b) Required Minimum Distributions. If a Member’s or former Member’s Required Beginning Date is before the date on which he incurs a Separation From Service, the Member or former Member (if he is then alive) must be paid either the entire amount credited to his Accounts or annual distributions from the Plan in the amounts required under section 401(a)(9) of the Code and Regulations thereunder commencing no later than his Required Beginning Date until his entire interest under the Plan has been distributed under this Article VI. The distribution required to be made on or before the Member’s or former Member’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s or former Member’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year. The amount that must be distributed for a Distribution Calendar Year is an amount equal to (1) the Member’s or former Member’s Account balances as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year, increased by any contributions or forfeitures allocated and made to the Accounts during such immediately preceding calendar year after the Valuation Date, and decreased by distributions made during such immediately preceding calendar year after the Valuation Date, divided by (2) the Member’s or former Member’s Applicable Distribution Period.
     (c) Distribution Deadline for Death Benefit When Member or Former Member Dies Before His Distributions Begin. If a Member or former Member dies before the date distribution of his Nonforfeitable Interest in his Plan benefit begins, his entire Nonforfeitable Interest in his Plan benefit will be distributed, or begin to be distributed, to his Section 401(a)(9) Beneficiary no later than as follows:
          (1) Unless clause (3) applies, if the Member’s or former Member’s surviving Spouse is the Member’s or former Member’s sole Section 401(a)(9) Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member or former Member died, or by December 31 of the calendar year in which the Member or former Member would have attained age 70 1/2 , if later.
          (2) If the Member’s or former Member’s surviving Spouse is not the Member’s or former Member’s sole Section 401(a)(9) Beneficiary and the payment of Plan death benefits to the Section 401(a)(9) Beneficiary will not be in the form of a single sum or a commercial annuity, then distributions to the Section 401(a)(9) Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member or former Member died.
          (3) If the payment of a Plan death benefit to the Section 401(a)(9) Beneficiary will be in the form of a single sum, then the Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s or former Member’s death.
          (4) If there is no Section 401(a)(9) Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s or former Member’s death, then the Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s or former Member’s death.
          (5) If the Member’s or former Member’s surviving Spouse is the Member’s or former Member’s sole Section 401(a)(9) Beneficiary and the surviving Spouse dies after the Member or former Member but before distributions to the surviving Spouse begin, this Section 6.13(c), other than Section 6.13(c)(1), will apply as if the surviving Spouse were the Member.
     Unless the Member’s or former Member’s interest is distributed in the form of an annuity or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph (b) of this Section 6.13.
     (d) Distribution of Death Benefit When Member or Former Member Dies On or After His Required Beginning Date. If a Member or former Member dies on or after his Required Beginning Date, his Plan benefit must be distributed to his Section 401(a)(9) Beneficiary at least as rapidly as the method of payment of minimum required distributions being used as of the date of his death.

     (e) Limitations on Death Benefits. Benefits payable under the Plan shall not be provided in any form that would cause a Member’s or former Member’s death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.
     (f) Requirements in the Case of a Commercial Annuity. If a Member’s or former Member’s Nonforfeitable Interest in his Plan benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract will be made in accordance with the requirements of section 401(a)(9) of the Code and Department of Treasury Regulations.
     (g) Compliance with Section 401(a)(9). All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder, including, effective January 1, 2003, the Final Section 401(a)(9) Regulations, including sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Final Section 401(a)(9) Regulations. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with section 401(a)(9) of the Code.
     6.14 Consent to Distribution Upon Separation From Service. Notwithstanding any other provision of the Plan, no benefit shall be distributed or commence to be distributed to a Member or former Member prior to his attainment of the later of age 62 or Retirement Age without his consent, unless the benefit is payable in a single sum under Section 6.09. Any such consent shall be valid only if given not more than 90 days prior to the Member’s or former Member’s Annuity Starting Date and after his receipt of the notice regarding benefits described in Section 6.15.
     6.15 Information Provided to Members. Information regarding the form of benefits available under the Plan shall be provided to Members or former Members in accordance with the following provisions:
          (a) General Information. Except as otherwise provided in paragraph (c), the Sponsor shall provide each Member or former Member with a written general explanation or description of (1) the eligibility conditions and other material features of the optional forms of benefit available under the Plan, (2) the relative values of the optional forms of benefit available under the Plan, and (3) the Member’s or former Member’s right, if any, to defer receipt of the distribution.
          (b) Time for Giving Notice. The written general explanation or description regarding any optional forms of benefit available under the Plan shall be provided to a Member or former Member no less than 30 days and no more than 90 days before his Annuity Starting Date unless he legally waives this requirement.
     Exception for Members with Small Benefit Amounts. Notwithstanding the preceding provisions of this Section, no information regarding any optional forms of benefit otherwise available under the Plan shall be provided to the Member or former Member if his benefit is payable in a single sum under Section 6.09.
     6.16 Designation of Beneficiary. Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member’s death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member’s Spouse, if living, or if not, the executor, administrator or other personal representative of the Member’s estate.
     If a Member is considered to be married under local law, the Member’s designation of any Beneficiary, other than the Member’s Spouse, shall not be valid unless the Spouse acknowledges in writing that he or she understands the effect of the Member’s beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the Spouse and a witness who must be a notary public. However, if the Spouse cannot be located or there exist other circumstances as described in sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member’s Spouse’s acknowledgement and consent may be waived. If a Beneficiary other than the Member’s Spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member’s missing Spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of the Member’s Spouse no longer exist.
     6.17 Distribution to Minor or Incapacitated Person. If the Committee determines that any person to whom a payment is due is a minor or unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the person’s parent, legal guardian, Spouse, brother, sister or other person whom the Committee determines. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and the Trust and the obligations of the Employer, the Trustee, the Trust and the Committee.
     6.18 Distribution Pursuant to Qualified Domestic Relations Order. The Committee will instruct the Trustee to pay benefits in accordance with the terms of any order that has been determined, in accordance with Plan procedures, to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order may require the payment of an immediate lump sum (in cash or in shares of Employer Securities) to an alternate payee even if the Member or former Member is not then entitled to receive an immediate payment of Plan benefits.
     6.19 Distribution Prior to Separation From Service. Prior to his Separation From Service, a Member may withdraw part or all of his Nonforfeitable Interest in his Account balances on or after the date on which he attains age 70 1/2.
     6.20 Claims Procedure. When a benefit is due, the Member, former Member or Beneficiary should submit a claim to the office designated by the Committee to receive claims.

Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and the Plan’s review procedures and time limits, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.
     If a Member’s, former Member’s or Beneficiary’s claim is denied and he wants a review, he must apply to the Committee in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Committee must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review. The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

ARTICLE VII
ACTIVE SERVICE
     7.01 When Active Service Begins. An Employee shall receive one Year of Active Service credit for eligibility and vesting purposes each Computation Period described below in which he has 1,000 or more Hours of Employment with the Employer and all Affiliated Employers or a predecessor employer if the Employer maintains one or more of the predecessor’s plans or that treatment is required under the Regulations.
     7.02 Eligibility and Vesting Computation Periods. The initial Computation Period for eligibility is the 12-consecutive-month period starting with the Employee’s first day of employment (or reemployment) for which he is entitled to be credited with one Hour of Employment. The eligibility Computation Period then shifts to the Plan Year that includes the Employee’s first anniversary of employment (or reemployment) and remains on that schedule. The Computation Period for vesting purposes is the Plan Year.
     7.03 When An Employee Severs Service. An Employee shall sever Service as of the beginning of a Computation Period if he is not credited with at least 501 Hours of Employment with the Employer and all Affiliated Employers during the Computation Period unless he is credited with less than 501 Hours of Employment because: (a) he is transferred; (b) he is on an approved leave of absence that does not exceed 18 months and he returns to employment immediately following the leave of absence; or (c) he is temporarily laid off, and he returns to employment immediately following the temporary layoff. Solely for the purpose of determining whether an Employee has severed Service, if the Employee is absent from Service because of her pregnancy, the birth of her child, his or her receipt of a child through adoption, or his or her caring for the child immediately after birth or adoption, he or she shall be entitled to the Hours of Employment that he or she would have received but for that absence for one year after the absence began. Eight hours of Service shall be credited for each day of absence. But, no more than a total of 501 hours can be credited. The 501 hours shall be credited to the Computation Period in which the absence first begins if they shall prevent a severance from Service in that period; otherwise, the 501 hours shall be credited to the next Computation Period.
     7.04 Periods of Severance. If an Employee severs Service at a time when: (a) he has no vested interest in Employer Contributions allocated to his Accounts, (b) the Period of Severance is continuous for five years or more, and (c) the Period of Severance is equal to or longer than the prior Period of Service, then any prior Period of Service shall not count as Active Service for eligibility or vesting.
     7.05 Employment Records Conclusive. The employment records of the Employer shall be conclusive for all determinations of Active Service.
     7.06 Service Credit Required under Federal Law. An Employee shall be credited with such additional years of Active Service as is required under any applicable law of the United States.

VII-1

ARTICLE VIII
FORFEITURES
     8.01 Forfeiture by Lost Former Members or Beneficiaries. If a person who is entitled to a distribution cannot be located during a reasonable search after the Trustee has initially attempted making payment, that person’s Accounts shall be forfeited. However, if at any time prior to the termination of the Plan and the complete distribution of the Trust assets, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for Trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. Following the Employer’s contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary under the method permitted in Section 6.06 selected by him.
     8.02 Forfeiture on Termination of Participation.
          (a) If as a result of his Separation From Service a former Member receives (or is deemed to receive under Section 6.09), a distribution of his entire Nonforfeitable Interest in amounts credited to his Accounts, the nonvested amount in his ESOP Account and Employer Contribution Account will be immediately forfeited upon the distribution.
          (b) If a former Member receives no distribution as a result of his Separation From Service, the nonvested amount in amounts credited to his ESOP Account and Employer Contribution Account will be permanently forfeited (with no right of reinstatement under Section 8.04) on the later of the date of his Separation From Service or the date on which he has incurred a Period of Severance of five consecutive years.
     8.03 Allocation of Forfeitures. At the time a forfeiture occurs, the amount forfeited will first be used to reinstate any Accounts required to be reinstated under Section 8.01 or 8.04, and any remaining amount will be allocated to Members at the same time and in the same way as Employer Contributions.
     8.04 Restoration of Forfeited Amounts. If a Member or former Member who forfeited any portion of his ESOP Account and Employer Contribution Account pursuant to the provisions of Section 8.02 resumes employment covered under the Plan, then the following provisions shall apply:
          (a) Repayment Requirement. The Member’s ESOP Account and Employer Contribution Account shall be restored if he repays to the Trustee, in cash, the full amount of any distribution from the ESOP Account and Employer Contribution Account with respect to which the forfeiture arose. A Member who is deemed to have received a distribution under Section 6.09 (because he had no Nonforfeitable Interest in amounts credited to his Account) shall be deemed to have repaid his Account balance in shares of Common Stock upon his reemployment if he is reemployed before the earlier of the dates specified in clauses (i) and (ii) of the preceding sentence. Any such repayment must be made prior to the earlier of (i) the date on which he

VIII-1

incurs a Period of Severance of five years commencing after his distribution, or (ii) the fifth anniversary of the first date on which the Member is subsequently re-employed by the Employer.
          (b) Amount Restored. The amount to be restored under the preceding provisions of this Section shall be the dollar value of the amount in the Member’s ESOP Account and Employer Contribution Account, both the amount distributed and the amount forfeited (determined as of the date of the distribution or deemed distribution), unadjusted by any subsequent gains or losses. The Member’s ESOP Account and Employer Contribution Account balance shall be restored as soon as administratively practicable after the later of the date the Member resumes employment covered under the Plan or the date on which any required repayment is completed. No distribution shall be made to a Member from his ESOP Account and Employer Contribution Account as a result of a prior Separation From Service after the restoration of such Account has been effectuated.
          (c) No Other Basis for Restoration. Except as otherwise provided above, an Employee’s ESOP Account and Employer Contribution Account shall not be restored upon his resumption of employment.
     8.05 Forfeiture of Financed Shares. If a portion of a Member’s or former Member’s Account is forfeited, Financed Shares allocated to that Account shall be forfeited only after other assets. If the Financed Shares allocated to a Member’s or former Member’s Account consist of more than one class of Employer Securities, the same proportion of each class shall be forfeited.

VIII-2

ARTICLE IX
ADMINISTRATION OF THE PLAN
     9.01 Appointment, Term of Service & Removal. The Board shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board. Any member may be removed by the Board, with or without cause. Vacancies may be filled by the Board from time to time.
     9.02 Powers. The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:
          (a) To make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;
          (b) To construe all provisions of the Plan;
          (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;
          (d) To select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan; any firm or person selected may be a disqualified person but only if the requirements of section 4975(d) of the Code have been met;
          (e) To determine all questions relating to eligibility, Active Service, Considered Compensation, allocations and all other matters relating to benefits or Members’ or former Members’ entitlement to benefits;
          (f) To determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan;
          (g) To direct the Trustee in all matters relating to the payment of Plan benefits; and
          (h) To delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Section and all other Sections of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

     9.03 Organization. The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.
     9.04 Quorum and Majority Action. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.
     9.05 Signatures. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.
     9.06 Disqualification of Committee Member. A member of the Committee who is also a Member of this Plan shall not vote or act upon any matter relating solely to himself.
     9.07 Disclosure of Records. The Committee shall make available to each Member, former Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member, former Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member, former Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.
     9.08 Standard of Performance. The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting his business as the administrator of the Plan.
     9.09 Liability of Committee and Liability Insurance. No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, or any other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.
     If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under this Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.
     9.10 Exemption from Bond. No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.
     9.11 Compensation. The Committee shall serve without compensation but shall be reimbursed by the Employer for all expenses properly incurred in the performance of their duties unless the Sponsor elects to have those expenses paid from the Trust Fund. Each Employer shall pay that part of the expense as determined by the Committee in its sole judgment.
     9.12 Persons Serving in Dual Fiduciary Roles. Any person, group of persons, corporation, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including serving as both Trustee and as a member of the Committee.
     9.13 Administrator. For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.
     9.14 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person’s right to benefits under the Plan, the correct amount and form of any such benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in this Article IX and the Plan. Notwithstanding, any provision of law or any explicit or implicit provision of this document or any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Sponsor or Trustee, including without limitation all Members, former Members and Beneficiaries, regardless of whether the Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision. No such final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.
     9.15 Indemnification of Committee by the Sponsor. The Sponsor shall indemnify and hold harmless the Committee, the Committee members, and any persons to whom the Committee has allocated or delegated its responsibilities in accordance with the provisions hereof, as well as any other fiduciary who is also an officer, director, or Employee of an Employer, and hold each of them harmless from and against all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the administration of the Plan which is not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

ARTICLE X
VOTING OF EMPLOYER SECURITIES AND TENDER OFFERS
     10.01 Voting of Employer Securities. As the Employer has Registration Type Securities, each Member, former Member or Beneficiary is entitled to direct the Trustee as to the manner in which voting rights under Employer Securities that are credited to his Accounts (both vested and unvested) are to be exercised with respect to any matter.
     Each Member, former Member and Beneficiary who has a voting right hereunder shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the number of shares of the Employer Securities reflecting his proportional interest in the Employer Securities held in the Trust (both vested and unvested). Directions from a Member, former Member or Beneficiary to the Trustee concerning the voting of the Employer Securities shall be communicated in writing, or by mailgram or similar means. Upon its receipt of the directions, the Trustee shall vote the shares of the Employer Securities reflecting the Member’s, former Member’s or Beneficiary’s proportional interest in the Employer Securities held in the Trust as directed by him. The Trustee shall vote shares of the Employer Securities reflecting such Member’s, former Member’s or Beneficiary’s proportional interest in the Employer Securities held in the Trust (both vested and unvested) for which it has received no directions from him in the same proportion on each issue as it votes those shares for which it received voting directions from Members, former Members and Beneficiaries. The Trustee shall vote shares of the Employer Securities not credited to Members’, former Members’ or Beneficiaries’ Accounts in the same proportion on each issue as it votes those shares credited to Members’, former Members’ or Beneficiaries’ Accounts for which it received voting directions from Members, former Member or Beneficiaries.
     10.02 Tender Offers. This Section 10.02 applies to the extent that Section 4.08 does not apply. Upon the commencement of a tender offer for any securities held in the Trust that are the Employer Securities, the Sponsor shall notify each Member, former Member or Beneficiary of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to each Member, former Member or Beneficiary the same information that is distributed to other stockholders of the Sponsor in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Member, former Member or Beneficiary may direct the Trustee whether or not to tender the Employer Securities credited to his vested and unvested Accounts. The Sponsor shall provide the Trustee with a copy of any material provided to the Members, former Members and Beneficiaries and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members, former Members and Beneficiaries.
     Each Member, former Member and Beneficiary shall have the right to direct the Trustee to tender or not to tender some or all of the shares of the Employer Securities reflecting his proportional interest in the Employer Securities held in the Trust (both vested and unvested). Directions from a Member, former Member or Beneficiary to the Trustee concerning the tender of the Employer Securities shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Employer Securities as directed by the Member, former Member or Beneficiary. To the extent that Members, former Members and Beneficiaries fail to affirmatively direct the Trustee or fail to issue valid directions to the Trustee to tender shares of the Employer Securities credited to their Accounts, they will be deemed to have instructed the Trustee not to tender those shares. Accordingly, the Trustee shall not tender shares of Employer Securities credited to a Member’s, former Member’s or Beneficiary’s Accounts for which it has received no directions or invalid directions from him.
     Unless more than 50 percent of the shares of Employer Securities allocated to Accounts at the time of any tender offer are tendered pursuant to the preceding provisions of this Section, none of the shares not so allocated shall be tendered or exchanged by the Trustee pursuant to the offer. If more than 50 percent of the shares so allocated are tendered pursuant to the preceding provisions of this Section, then all the shares not so allocated shall be submitted by the Trustee for tender or exchange pursuant to the tender offer.
     A Member, former Member or Beneficiary who has directed the Trustee to tender some or all of the shares of the Employer Securities credited to his Accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of the Employer Securities not credited to Members’, former Members’ or Beneficiaries’ Accounts have been tendered, the Trustee shall redetermine the number of shares of the Employer Securities that would be tendered under this Section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of the Employer Securities not credited to Members’, former Members’ or Beneficiaries’ Accounts necessary to reduce the amount of tendered Employer Securities not credited to Members’, former Members’ or Beneficiaries’ Accounts to the amount so redetermined. A Member, former Member or Beneficiary shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee.
     A direction by a Member, former Member or Beneficiary to the Trustee to tender shares of the Employer Securities reflecting his proportional interest in the Employer Securities held in the Trust shall not be considered a written election under the Plan by him to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Member, former Member or Beneficiary from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of the Employer Securities tendered from that interest.
     10.03 Shares Credited. For all purposes of this Article, the number of shares of the Employer Securities deemed “credited” to a Member’s, former Member’s or Beneficiary’s Accounts as of the relevant date (the record date or the date specified in the tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent as of the relevant date. In the case of a tender offer, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date.
     10.04 Conversion. All provisions in this Article shall also apply to any securities received as a result of a conversion of the Employer Securities.
     10.05 Named Fiduciary. Each Member, former Member or Beneficiary shall be the named fiduciary for purposes of ERISA in connection with the exercise of voting and tender offer rights relating to shares of the Employer Securities credited to his Accounts and any shares of the Employer Securities not credited to his Accounts that may be affected by his voting or tender decision.

ARTICLE XI
TRUST FUND AND CONTRIBUTIONS
     11.01 Funding of Plan. The Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.
     11.02 Incorporation of Trust. Each Trust is a part of the Plan. All rights or benefits which accrue to a person under the Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with the Plan.
     11.03 Authority of Trustee. The Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. The Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of the Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of the Plan.
     11.04 Investments in Employer Securities. The Plan is designed to invest primarily in Employer Securities. Except as may be necessary to comply with its fiduciary duties under ERISA, or to satisfy the Plan’s liquidity needs, the Trustee shall cause the Plan assets to be invested primarily in Employer Securities. Up to 100 percent of the Plan’s assets may be invested in Employer Securities.
     11.05 Acquisition Loans. The Committee may direct the Trustee to incur an Acquisition Loan on behalf of the Trust in a manner and under conditions which will cause the Acquisition Loan to be an “exempt loan” within the meaning of section 4975(d)(3) of the Code and Regulations thereunder. An Acquisition Loan shall be used primarily for the benefit of Plan Members and their Beneficiaries. The proceeds of each such Acquisition Loan shall be used within a reasonable time after the Acquisition Loan is obtained only to purchase Employer Securities, to repay the Acquisition Loan or to repay any prior Acquisition Loan. Any such Acquisition Loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan. Any such Acquisition Loan shall be secured solely by shares of Employer Securities acquired with the proceeds of the Acquisition Loan and shares of Employer Securities that were used as collateral on a prior Acquisition Loan which was repaid with the proceeds of the current Acquisition Loan. No person entitled to payment under an Acquisition Loan made pursuant to this Section shall have any right to assets of the Trust Fund other than the Financed Shares used as collateral for the Acquisition Loan, Debt Reduction Contributions and other Employer Contributions (other than contributions of Employer Securities) that are available to meet obligations under the Acquisition Loan and earnings attributable to the Financed Shares used as collateral for the Acquisition Loan and the investment of such contributions. Debt Reduction Contributions made with respect to any Plan Year during which the Acquisition Loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the Acquisition Loan, unless otherwise

XI-1

provided by the Employer at the time such contributions are made. Financed Shares pledged as collateral shall be placed in a Suspense Account and released pursuant to the provisions of Section 4.06 as the Acquisition Loan is repaid. Financed Shares released from the Suspense Account shall be allocated in the manner described in Section 4.06.

XI-2

ARTICLE XII
DIVERSIFICATION ELECTION
     Within 90 days after the close of each Plan Year in the Diversification Election Period, a Qualified Member may elect to direct the Trustee to distribute to the Qualified Member a portion of his ESOP Account. The maximum amount with respect to which such election may be made in any Plan Year shall be equal to 25 percent of the total number of shares of Employer Securities that have ever been allocated to the Qualified Member’s Account on or before the most recent date for allocation of Employer Contributions under Section 4.01 of the Plan minus the number of shares of Employer Securities previously distributed pursuant to an election made under this Section, provided, however, that such resulting number of shares may be rounded up or down to the nearest whole integer. For the last Plan Year of the Diversification Election Period, “50 percent” shall be substituted for “25 percent” in applying the preceding sentence. A distribution made pursuant to an election under this Section 11.05 shall be made by the Plan to the Qualified Member within 90 days after the period during which the election may be made.

XII-1

ARTICLE XIII
ADOPTION OF PLAN BY OTHER EMPLOYERS
     13.01 Adoption Procedure. Any business organization that is an Affiliated Employer with respect to the Sponsor may adopt the Plan for all or any classification of its Employees by depositing with the Sponsor:
          (a) a duly executed adoption agreement setting forth agreement to be bound as an Employer by all the terms, provisions, conditions and limitations of the Plan except those, if any, specifically set forth in the adoption agreement;
          (b) all other information required by the Sponsor; and
          (c) the written consent of the Sponsor to the adoption of the Plan.
     An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.
     13.02 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan and its related Trust Fund by an Employer nor any act performed by it in relation to this Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.
     13.03 All Trust Assets Available to Pay All Benefits. The Accounts of Members employed by the Employers which adopt this Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer which is an Affiliated Employer with the first Employer.
     13.04 Qualification a Condition Precedent to Adoption and Continued Participation. The adoption of this Plan and the Trust used to fund this Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust and that the Plan and the Trust that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify and be exempt, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

XIII-1

ARTICLE XIV
AMENDMENT AND TERMINATION
     14.01 Right to Amend and Limitations Thereon. The Sponsor has the sole right to amend this Plan. An amendment may be made by a certified resolution or consent of the Board, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:
          (a) vest in an Employer any interest in the Trust Fund;
          (b) cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries;
          (c) decrease the Account of any Member or eliminate an optional form of payment;
          (d) change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan’s vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three Years of Service shall be deemed to have elected to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change if that method is more favorable for him.
     Each Employer shall be deemed to have adopted any amendment made by the Sponsor.
     14.02 Amendment Applicable Only to Members Still Employed Unless Amendment Specifically Provides Otherwise. No benefit for any person who died, retired, became disabled or separated prior to the execution of an amendment shall be charged an amount or subject to adjustments provided in the Plan amendment. Instead, those persons who died, retired, became disabled or separated prior to the execution of an amendment shall be entitled to the benefit as adjusted from time to time as was provided by the Plan at the time the person first became entitled to his benefit unless the amendment specifically provides otherwise.
     14.03 Mandatory Amendments. The Contributions of each Employer to this Plan are intended to be:
          (a) deductible under the applicable provisions of the Code;
          (b) except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

XIV-1

          (c) except as otherwise prescribed by applicable law, exempt from withholding under the Code; and
          (d) excludable from any Employee’s regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.
     The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.
     14.04 Withdrawal of Employer. An Employer may withdraw from this Plan and its related Trust Fund by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.
     A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms this Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under section 401(a) of the Code, or establishes another plan and trust intended to qualify under section 401(a) of the Code.
     The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee’s transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.
     14.05 Termination of the Plan. The Sponsor may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination. Any Employer may terminate this Plan and its related Trust Fund with respect to itself by executing and delivering to the Trustee a notice of termination, specifying the date of termination. Likewise, this Plan and its related Trust Fund shall automatically terminate with respect to any Employer if there is a general assignment by that Employer to or for the benefit of its creditors, or a liquidation or dissolution of that Employer without a successor. Upon the termination of this Plan as to an Employer, the Trustee shall distribute to each Member employed by the terminating Employer the amount certified by the Committee to be due the Member.
     The Employer should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate, it should retain sufficient assets to cover any tax that may become due upon that determination.

XIV-2

     14.06 Partial or Complete Termination or Complete Discontinuance. Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer’s Contributions, each of the affected Members shall immediately have a fully Nonforfeitable Interest in amounts credited to his Accounts as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Accounts. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member’s Accounts beginning with the Plan Year for which they were resumed.

XIV-3

ARTICLE XV
MISCELLANEOUS
     15.01 Plan Not An Employment Contract. The adoption and maintenance of this Plan and its related Trust Fund is not a contract between the Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Employer to discharge any Employee at any time or to interfere with the Employee’s right to terminate his employment at any time.
     15.02 Benefits Provided Solely From Trust. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. The Employer assumes no liability or responsibility to pay any benefit provided by the Plan.
     15.03 Assignments Prohibited. No principal or income payable or to become payable from the Trust shall be subject to anticipation or assignment by a Member, former Member or Beneficiary to attachment by, interference with, or control of any creditor of a Member, former Member or Beneficiary; or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member, former Member or Beneficiary prior to its actual receipt by the Member, former Member or Beneficiary. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust, any part of it, or any interest in it by a Member, former Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of the Trust itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member, former Member or Beneficiary of the Trust, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member, former Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member’s or former Member’s Account shall not apply to a Qualified Domestic Relations Order or to a voluntary revocable assignment of benefits not in excess of ten percent of the amount of any payment from the Plan if such assignment complies with Regulations issued under section 401(a)(13) of the Code. Further, effective for judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997, these prohibitions shall not apply to any offset of a Member’s or former Member’s benefit under the Plan against an amount that the Member or former Member is ordered or required to pay to the Plan if (a) the order or requirement to pay (1) arises under a judgment of conviction for a crime involving the Plan, (2) arises under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation or an alleged violation of part 4 of subtitle B of title I of ERISA, or (3) is pursuant to a settlement agreement between the Secretary of Labor and the Member or former Member in connection with an alleged violation of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person and (b) the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Member’s or former Member’s benefits provided under the Plan.

     15.04 Requirements Upon Merger or Consolidation of Plans. This Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member or former Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
     15.05 Gender of Words Used. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.
     15.06 Right of First Refusal and Put Option Right if Stock is Not Publicly Traded or is Subject to a Trading Limitation. Any shares of any class of Employer Securities that is not Publicly Traded when distributed shall be subject to a right of first refusal. The right of first refusal shall provide that, prior to any subsequent transfer while the Employer Securities is not Publicly Traded, the Employer Securities must be offered in writing for sale to the Employer, and then if refused by the Employer, to the Plan, at the greater of (a) the then fair market value of the Employer Securities or (b) the purchase price and other terms offered in a bona fide written offer by an independent prospective buyer. The Employer and the Plan shall have a total of 14 days from the date the Employer receives the offer to exercise the right of first refusal. A Member, former Member or Beneficiary entitled to a distribution of Employer Securities may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Employer Securities.
     Employer Securities shall be subject to a put option if not Publicly Traded when distributed or if subject to a Trading Limitation when distributed. The put option shall permit the Member or former Member (and his donees, his estate, any distributee of his estate, or any other person to whom the Employer Securities passes by reason of his death) to sell the Employer Securities to the Employer, at any time during two option periods, at its then fair market value. The Plan shall have the option to assume the rights and obligations of the Employer with respect to a put option at the time that the option is exercised. The first put option period shall be a period of 60 days beginning on the date of distribution of the Employer Securities. The second put option period shall be a period of 60 days in the next Plan Year beginning on the day the option holder is notified in writing of the new determination of the fair market value of the Employer Securities. If the Employer Securities is Publicly Traded without restriction when distributed, but ceases to be so traded within 15 months after distribution, the Employer shall notify each holder of the Employer Securities in writing on or before the tenth day after the date the Employer Securities ceases to be so traded that those shares of Employer Securities shall be subject to a put option for a 60-day period beginning on the date of the notice. The notice shall inform distributees of the terms of the put options that they are to be granted, which terms shall comply with the provisions of this Section. The periods during which the put option is exercisable do not include any time when a distributee is unable to exercise it, because the Employer (or other party bound by the put option) is prohibited from honoring it by applicable federal or state law. The put option shall be exercised by the holder notifying the Employer in writing that the option is being exercised. If the Employer is required to repurchase Employer Securities that is distributed to the former Member or Beneficiary as part of a total distribution, the amount to be paid for the Employer Securities shall be paid in substantially equal annual payments over a five-year period beginning not later than 30 days after the exercise of the put option. The Employer shall provide adequate security for payment of the obligation, and interest shall be payable at a reasonable rate on any unpaid balance of the obligation. If the Employer is required to repurchase Employer Securities as part of an installment distribution, the amount to be paid for the Employer Securities shall be paid not later than 30 days after the exercise of the put option. For purposes of this Section, the term “total distribution” means the distribution within one taxable year to the recipient of the balance to the credit of the recipient’s Accounts.
     Except as otherwise provided in Section 15.06, no Employer Securities held or distributed by the Trustee may be subject to a put, call, or other option, or buy-sell or similar arrangement. The provisions of this Section shall continue to be applicable to Employer Securities even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.
     15.07 Severability. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
     15.08 Reemployed Veterans. The requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code. Effective January 12, 1994, notwithstanding any other provision of the Plan, Contributions and Years of Active Service with respect to a person who has engaged in qualified military service will be provided in accordance with section 414(u) of the Code.
     15.09 Limitations on Legal Actions. No person may bring an action pertaining to the Plan or Trust until he has exhausted his administrative claims and appeal remedies identified in Section 6.18. Further, no person may bring an action pertaining to a claim for benefits under the Plan or the Trust following 365 days after the Committee’s final denial of his claim for benefits.
     15.10 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States.
     15.11 Prohibition of Qualified Gratuitous Transfers. The Plan shall not accept any qualified gratuitous transfers as defined under section 664(g) of the Code.

     IN WITNESS WHEREOF, The Men’s Wearhouse, Inc. has caused this Agreement to be executed effective as of the 31st day of December, 2006, except to the extent that a different effective date is specified herein or required by law.

THE MEN’S WEARHOUSE, INC.

By:	/s/ Kirk Warren

Title:	VP, Benefits & Administration

Date:	12/31/06

APPENDIX A
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
PART A.1 Definitions
     Definitions. As used herein the following words and phrases have the meanings attributed to them below:
     A.1.1 “Annual Additions” means the sum of the following amounts credited on behalf of a Participant for the Limitation Year: (a) Employer contributions excluding catch-up before-tax contributions described in section 414(v) of the Code and including before-tax contributions, (b) Employee after-tax contributions, and (c) forfeitures. For this purpose, Employee contributions are determined without regard to any rollover contributions (as defined in sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code without regard to employee contributions to a simplified employee pension which are excludable from gross income under section 408(k)(6) of the Code). Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution. Excess deferrals described in section 402(g) of the Code that are timely distributed will not be treated as Annual Additions.
     A.1.2 “Excess Amount” means the excess of the Annual Additions credited to the Participant’s Account for the Limitation Year over the Maximum Permissible Amount.
     A.1.3 “Limitation Year” means the Plan Year. All qualified plans maintained by any Affiliated Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     A.1.4 “Maximum Permissible Amount” means the lesser of (1) $40,000.00 as adjusted by the Secretary of Treasury for increases in the cost of living or (2) 100 percent of the Participant’s or former Participant’s Annual Compensation for the Limitation Year. The Compensation limitation referred to in clauses (2) of the immediately preceding sentences shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the dollar limitation in effect under section 415(c)(1)(A) of the Code multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

PART A.2 Limitations Based Upon Deductibility and the Maximum Allocation Permitted to a
Participant’s Account
     Notwithstanding any other provision of the Plan, no Employer shall make any contribution that would be a nondeductible contribution within the meaning of section 4972 of the Code or that would cause the limitation on allocations to each Participant’s Account under section 415 of the Code and Section A.4.1 to be exceeded.
PART A.3 Limitation on Allocations
     A.3.1 Basic Limitation on Allocations. The Annual Additions which may be credited to a Participant’s Accounts under the Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account for the same Limitation Year under any other qualified defined contribution plans maintained by any Affiliated Employer. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under the Plan will be reduced so that the Annual Additions under all qualified defined contribution plans maintained by any Affiliated Employer for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans maintained by any Affiliated Employer in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.
     A.3.2 Estimation of Maximum Permissible Amount. Prior to determining the Participant’s actual Annual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Participant’s Annual Compensation for such Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Annual Compensation for such Limitation Year.
     A.3.3 Attribution of Excess Amounts. If a Participant’s Annual Additions under the Plan and all other qualified defined contribution plans maintained by any Affiliated Employer result in an Excess Amount, the total Excess Amount shall be attributed to the Plan.
     A.3.4 Treatment of Excess Amounts. If an Excess Amount attributed to the Plan is held or contributed as a result of or because of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Participant’s Considered Compensation, (iii) reasonable error in calculating the maximum Salary Deferral Contribution that may be made with respect to a Participant under section 415 of the Code or (iv) any other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the Excess Amount shall be reduced as follows:

     (a) First, the Excess Amount shall be attributed to The Men’s Wearhouse, Inc. 401(k) Savings Plan.
     (b) Second, if the Participant is still employed by the Employer at the end of the Limitation Year, then any remaining Excess Amounts shall not be distributed to the Participant, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including any allocation of forfeitures) under the Plan for such Participant in the next Limitation Year, and for each succeeding Limitation Year, if necessary.
     (c) If, after application of paragraph (b) of this Section, an Excess Amount still exists, and the Participant is not still employed by the Employer at the end of the Limitation Year, then such Excess Amounts in the Participant’s Accounts shall not be distributed to the Participant, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including allocation of any forfeitures), for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary.
     (d) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer Contribution may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants. If the Plan is terminated while a suspense account described in this Section is in existence, the amount in such suspense account shall revert to the Employer(s) to which it is attributable.

APPENDIX B
TOP-HEAVY REQUIREMENTS
PART B.1 Definitions
     Definitions. As used herein, the following words and phrases have the meaning attributed to them below:
     B.1.1 “Aggregate Accounts” means the total of all account balances.
     B.1.2 “Aggregation Group” means (a) each section 401(a) plan of the Employer or any Affiliated Employer in which a Key Employee is a participant and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of section 401(a)(4) and 410 of the Code with that plan being taken into account.
     B.1.3 “Catch-up Salary Deferral Contributions” means catch-up salary deferral contributions described in section 414(v) of the Code made on behalf of the Employee to a qualified cash or deferred Arrangement maintained by an Affiliated Employer.
     B.1.4 “Determination Date” means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.
     B.1.5 “Key Employee” means an Employee or former Employee (including a deceased Employee) who at any time during the Plan Year is (a) an officer of any Affiliated Employer having Annual Compensation greater than $130,000.00 (as adjusted by the Secretary of Treasury from time to time for increases in the cost of living), (b) a Five Percent Owner of any Affiliated Employer, treated separately, or (c) a One Percent Owner of any Affiliated Employer, treated separately, having Annual Compensation greater than $150,000.00. For this purpose no more than fifty (50) employees or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees shall be treated as officers.
     For purposes of determining the number of officers taken into account, the following employees shall be excluded: (1) employees who have not completed six (6) months of Vesting Service, (2) employees who normally work less than seventeen and one-half (17-1/2) hours per week, (3) employees who normally work not more than six (6) months during any year, (4) employees who have not attained the age of twenty-one (21), and (5) except to the extent provided in Regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliated Employer. Section 416(i) of the Code shall be used to determine percentage of ownership.

     The determination of who is a Key Employee will be made in accordance with section 416(i) of the Code and applicable Regulations.
     B.1.6 “Non-Key Employee” means any Employee who is not a Key Employee.
     B.1.7 One Percent Owner” means a person who is a one percent owner as defined in section 416(i) of the Code with respect to an Employer or an Affiliated Employer.
     B.1.8 “Top-Heavy Plan” means any plan which has been determined to be top-heavy under the test described in Appendix B of the Plan.
PART B.2 Application
     B.2.1 Application. The requirements described in this Appendix B shall apply to each Plan Year that the Plan is determined to be a Top-Heavy Plan.
     B.2.2 Top-Heavy Test. If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceed 60 percent of the Aggregate Accounts of all Employees in the Plan, the Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if the Plan is required to be included in an Aggregation Group and that group is a top-heavy group, the Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains the Plan, plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains the Plan) is more than 60 percent of a similar sum determined for all employees covered in the Aggregation Group which contains the Plan.
     In applying the above tests, the following rules shall apply:
     (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan after his Separation From Service and during the one-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been included in the Aggregation Group that includes the Plan);
     (b) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan prior to his Separation From Service and during the five-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been included in the Aggregation Group that includes the Plan);

     (c) all rollover contributions made by the Employee to the Plan shall not be considered by the Plan for either test;
     (d) all Catch-up Salary Deferral Contributions for a current Plan Year shall not be considered, but Catch-up Salary Deferral Contributions for prior Plan Years must be taken into account;
     (e) if an Employee is a Non-Key Employee under the Plan for the Plan Year but was a Key Employee under the Plan for a prior Plan Year, his Account shall not be considered; and
     (f) notwithstanding any other provision of the Plan, the present value of the cumulative accrued benefits, and account balances under the Plan and all plans included in the Aggregation Group that includes the Plan shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last one-year period ending upon the Determination Date.
     B.2.3 Vesting Restrictions if Plan Becomes Top-Heavy. If a Participant has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan he shall either vest under the normal vesting provisions of the Plan, or under the following vesting schedule, whichever is more favorable:

Vested Percentage of Amount
In Accounts Containing
Completed Years of Vesting Service	Employer Contributions

Less than two years	0
Two years but less than three years	20
Three years but less than four years	40
Four years but less than five years	60
Five years but less than six years	80
Six years or more	100
If the Plan ceases to be a Top-Heavy Plan, this requirement shall no longer apply. After that date, the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.
     For purposes of this Section B.2.3 years of service for vesting purposes shall be determined under the rules of section 411(a) of the Code except that years of vesting service for any Plan Year for which the Plan was not top-heavy shall be disregarded.
     B.2.4 Minimum Contributions if Plan Becomes Top-Heavy. If the Plan is a Top-Heavy Plan and the allocation of the Employer Contributions (including Matching Contributions) and forfeitures is less than three percent of any Non-Key Employee Participant’s Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Participants who are Non-Key

Employees in proportion to each such Participant’s Annual Compensation until each Non-Key Employee Participant has had an amount equal to three percent of his Annual Compensation allocated to his Account. At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in the Plan. Amounts that may be treated as Section 401(k) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(k) Contributions for purposes of the Actual Deferral Percentage test.
     In applying this restriction, the following rules shall apply:
     (a) Each Employee who is eligible for participation (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and
     (b) All defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the three percent maximum; this required aggregation shall not apply if the Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and the Plan enables that defined benefit plan to meet the requirements of sections 401(a)(4) or 410 of the Code.
     (c) Catch-up Salary Deferral Contributions shall be disregarded.
     B.2.5 Disregard of Government Programs. If the Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to the tax on self-employment income), Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

B-4